UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 12, 2013

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

(855) 449-9642

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2013, David Ko provided notice of his resignation from Zynga Inc., a Delaware corporation (the “Company”), effective as of August 16, 2013. Pursuant to a separation agreement, the Company will pay Mr. Ko severance in an amount equal to (i) the equivalent of four months of his base salary plus an additional week of pay for each year (or partial year) of service and (ii) an additional cash payment of $562,500. The Company will also pay Mr. Ko an amount in cash equal to four months of premium payments to extend his health insurance under COBRA. In connection with his resignation, Mr. Ko executed a standard general release of claims.

As of August 13, 2013, as part of a realignment of the executive management team, Steve Chiang, previously President, Games, and Barry Cottle, previously Chief Revenue Officer, are focused on managing certain game teams and operations. Accordingly, both Mr. Chiang and Mr. Cottle now have the title of Executive Vice President, Games and have transitioned responsibility for other aspects of their prior positions to other employees in the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: August 14, 2013	By:	/s/ Reginald D. Davis
Reginald D. Davis
General Counsel and Executive Vice President Legal, Corporate and Business Affairs